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                                                                     EXHIBIT 5.2


                               PIPER & MARBURY
                                   L.L.P.
                            CHARLES CENTER SOUTH              WASHINGTON
                           36 SOUTH CHARLES STREET             NEW YORK
                       BALTIMORE, MARYLAND 21201-3018        PHILADELPHIA
                               410-539-2530                     EASTON
                            FAX: 410-539-0489



                                January 26, 1998


NovaStar Financial, Inc.
1900 West 47th Place, Suite 205
Westwood, Kansas 66205

                       Registration Statement on Form S-8

Gentlemen:

     We have acted as Maryland counsel to NovaStar Financial, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to ten percent of the Company's outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Shares") pursuant to a Registration Statement of the Company on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). The Shares may be issued pursuant to the Company's 1996 Executive and Non-Employee Director Stock Option Plan, as amended (the "Plan"), provided, however, that no more than 339,332 Shares will be cumulatively available for grants as Incentive Stock Options at any given time.

     In our capacity as Maryland counsel to the Company, we have reviewed the Charter and By-Laws of the Company as in effect on the date hereof, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares and authorizing the Plan, and such other documents as we have considered necessary. We have also examined an Officer's Certificate of the Company dated the date hereof (the "Certificate"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters we have relied on the Certificate and have not independently verified the matters stated therein.


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NovaStar Financial, Inc.
January 26, 1998
Page 2



     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that upon the issuance and delivery of the Shares in accordance with the terms set forth in the Plan, the Shares will have been duly and validly authorized and will be validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.